SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 1, 2011

MEMSIC, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810
 (Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810
 (Mailing Address)

(978) 738-0900
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 24, 2011, we announced that Paul M. Zavracky, Ph.D, had resigned as a member of our Board of Directors, effective December 31, 2010, following his appointment as our President of North American and European Operations.

On February 1, 2011, we received a letter from The Nasdaq Stock Market, Inc.(“Nasdaq”) stating that as a result of Dr. Zavracky’s resignation, we no longer satisfied the  requirement of Nasdaq Listing Rule 5605 that the audit committee of our Board, of which Dr. Zavracky had been a member, consist of at least three independent directors.

On February 3, 2011, our Board of Directors appointed Lawrence A. Kaufman, an independent director, to succeed Dr. Zavracky on the audit committee.

On February 4, 2011, we received a Staff Determination Letter from Nasdaq indicating that we had regained compliance with all applicable requirements for continued listing on The NASDAQ Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

Date: February 4, 2011	By:	/s/ Patricia Niu
Patricia Niu Chief Financial Officer